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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934





         Date of Report (Date of earliest event reported) March 19, 2002





                                  NETGURU, INC.
                                  -------------
              (Exact name of registrant a specified in its charter)





         Delaware                     0-28560                    22-2356861
----------------------------   -----------------------       -------------------
(State or other jurisdiction   (Commission File Number)         (IRS Employer
      of incorporation)                                      Identification No.)



             22700 Savi Ranch Parkway, Yorba Linda, California 92887
             -------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (714) 974-2500
                                                           --------------


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS AND REGULATION OF DISCLOSURE

         netGuru, Inc. (the "Company") files this Current Report on Form 8-K for the purpose of updating the description of its securities set forth under the caption "Description of Registrant's Securities to be Registered" in its registration statement on Form 8-A under the Securities Exchange Act of 1934, as amended, filed June 11, 1996. The Company hereby updates the description of its securities as follows:

                                                DESCRIPTION OF CAPITAL STOCK

         The Company's Certificate of Incorporation currently authorizes us to issue 150,000,000 shares of common stock, $.01 par value per share, and 5,000,000 shares of preferred stock, $.01 par value per share, of which 12,000 shares are designated as Series B Cumulative Convertible Preferred Stock, none of which are outstanding. The Company currently has 16,940,850 shares of common stock outstanding. All outstanding shares of common stock are fully paid and nonassessable.

         The following summarizes the rights of holders of the Company's common stock:

         o each holder of common stock is entitled to one vote per share on all matters to be voted upon by the stockholders;

         o subject to preferences that may apply to shares of preferred stock outstanding, the holders of common stock are entitled to receive such lawful dividends as may be declared by the Company's board of directors;

         o upon liquidation, dissolution or winding up of the Company, the holders of shares of common stock are entitled to receive a pro rata portion of all of the Company's assets remaining for distribution after satisfaction of all the Company's liabilities and the payment of any liquidation preference of any outstanding preferred stock;

         o there are no redemption or sinking fund provisions applicable to the Company's common stock; and

         o there are no preemptive or conversion rights applicable to the Company's common stock.


                                      -2-
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2002                NETGURU, INC.



                                    By: /s/ Jyoti Chatterjee
                                    --------------------------------------------
                                    Jyoti Chatterjee, President, Chief Financial
                                    Officer and Chief Operating Officer